SCHEDULE 14A
                        (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

                       (Amendment No.     )

Filed by the Registrant
                         ------

Filed by a Party other than the Registrant  X
                                           ----

Check the appropriate box:

           Preliminary Proxy Statement
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           Confidential, for Use of the Commission Only (as
-----      permitted by Rule 14a-6(e)(2))

           Definitive Proxy Statement
-----

  X        Definitive Additional Materials
-----

           Soliciting Material Pursuant to Rule 14a-11(c) or Rule
-----      14a-12

                    Global Motorsport Group, Inc.
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          (Name of Registrant as Specified in Its Charter)

                         Golden Cycle, LLC
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                 (Name of Person(s) Filing Proxy
               Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):


  X           No fee required
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              Fee computed on table below per Exchange Act Rules
-----         14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction
applies:

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          (3) Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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              Fee paid previously with preliminary materials.
         ----
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         ---- Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount Previously Paid:
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          (2) Form, Schedule or Registration Statement No.:

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          (3) Filing Party:

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          (4) Date Filed:

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FOR IMMEDIATE RELEASE
---------------------
                                   For further information, call:
                                                      Alan Miller
                                       Innisfree M&A Incorporated
                                                   (212) 750-5831

            DELAWARE COURT RULES AGAINST GOLDEN CYCLE

          WYNNEWOOD, PA, December 11, 1998 -- On Thursday afternoon the Delaware Chancery Court ruled against the motion of Golden Cycle, LLC seeking, among other things, to enjoin payment of the $4 million bust-up fee which Global Motorsport Group, Inc. (NASDAQ: CSTM) has agreed to pay to Stonington Partners. Vice Chancellor Lamb ruled that the break-up fees were not preclusive and would not be enjoined. Commenting on the opinion, Roger
Grass, Vice President of Golden Cycle, said "We are disappointed with the Court's ruling. Golden Cycle is not prepared to pay more than 77[cents] per share on top of the $20 per share we proposed to pay for substantially all Global shares not owned by us without due diligence to justify the additional cost. Management of Global Motorsport has consistently refused to grant us such due diligence. As a consequence, if Stonington is prepared to close their tender offer on Monday, we intend to tender our shares in their offer."

                             # # #

          Golden Cycle has retained Jefferies & Company, Inc. ("Jefferies & Company") to act as its financial advisor in connection with Golden Cycle's Consent Solicitation, for which Jefferies & Company will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Golden Cycle has agreed to indemnify Jefferies & Company and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. Jefferies & Company does not admit that it or any of its shareholders, directors, officers, employees or affiliates is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning Jefferies & Company. Andrew Whittaker (an executive vice president) and Louis Fienberg (a senior vice president) of Jefferies & Company may assist Golden Cycle in the solicitation of consents of shareholders. Jefferies & Company engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business Jefferies & Company may trade securities of Global for its own account and the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities. Jefferies & Company has informed Golden Cycle that as of October 26, 1998, Jefferies & Company held no shares of Global Common Stock for its own account.